Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Form S-8 (No. 333-146075) and Form S-3 (No.333-124638) of ATS Corporation (formerly Federal Services Acquisition Corporation) of our report dated March 20, 2007, with respect to our audit of the financial statement of ATS Corporation for the year ended December 31, 2006 included in the Annual Report (Form 10-K) for the year-ended December 31, 2008.

We also consent to the reference to our firm in the Registration Statement on Form S-3 under the caption “Experts.”

/s/ EISNER LLP

New York, NY
March 16, 2009